EXHIBIT 3.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS AND THUS MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER THAT ACT AND SUCH LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

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                           TRAVIS INTERNATIONAL, INC.
                    WARRANT TO PURCHASE CLASS A COMMON STOCK
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         Travis International, Inc., a Delaware corporation ("Company"), certifies that, for good and valuable consideration, Marwit Capital Company, L.P. or its registered assigns ("Holder"), is entitled to purchase from Company, at any time during the period set forth in Section 2.1 hereof, initially a maximum of 30,000 fully paid and nonassessable shares of Company's Class A common stock, $ .01 par value at the Exercise Price. The Company's Common Stock and Class A Common Stock are hereinafter referred to as "Common Stock."

         This Warrant and the shares of Common Stock issued and issuable upon exercise hereof are subject to the terms and conditions hereinafter set forth:

          1. DEFINITIONS. As used in this Warrant, the following terms shall mean:

               1.1 "Additional Shares" - All shares of Common Stock issued by Company after the Issuance Date whether or not subsequently reacquired or retired by Company, other than (i) shares of Common Stock issued upon exercise of this Warrant and all Warrants issued pursuant to the Agreement; (ii) shares of Common Stock issued on conversion of any Convertible Securities outstanding as of the Issuance Date; and (iii) shares of Common Stock issued to employees or directors of (or consultants to) Company, or issuable upon exercise of stock options granted to such employees, directors or consultants after the Issuance Date pursuant to stock-based compensation plans approved by the Board of Directors, provided that the exercise price thereof was not less than Fair Market Value on the date of grant of stock options.

               1.2 "Agreement" - The Securities Purchase Agreement of even date herewith by and between Company and the entity listed on Schedule I thereto as amended and supplemented from time to time.

               1.3 "Appreciation Currency" - The Fair Market Value per share of Common Stock minus the current Exercise Price per share of Common Stock.
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               1.4 "Common  Stock"  shall  have the  meaning  set forth in the introductory paragraph hereof

               1.5 "Convertible Securities" - Any evidence of indebtedness, stock or other securities directly or indirectly convertible into or exchangeable for additional shares of Common Stock.

               1.6 "Effective Price" - The Effective Price of an issue of Additional Shares shall mean the quotient determined by dividing the total number of Additional Shares in such issue which were issued or sold, or deemed to have been issued or sold, by Company under subsection 3.6 hereof into the aggregate consideration received or deemed to have been received by Company for such issue, or deemed issue, under Section 3.6 hereof.

               1.7 "Exercise Price" - Initially Twenty-Two Dollars and Fifty Cents ($22.50) and thereafter the adjusted price then in effect as of the relevant date, as determined in accordance with Section 3 hereof, depending upon the context.

               1.8 "Fair Market Value" - The fair market value of a freely tradable security determined by the last reported sale price of such security on or before the relevant date on the exchange or NASDAQ National Market System where it is primarily traded, or if not primarily traded there, the closing bid price on the relevant date as reported by NASDAQ. In the event that no Fair Market Value is so ascertainable, then Fair Market Value shall be the amount that a willing buyer would pay to a willing seller in an arm's length transaction, as determined in good faith by a two-thirds vote of Company's Board of Directors. If the determination of Fair Market Value is to be made for a "cashless" or "net issue" of this Warrant in connection with an initial public offering of the Company's Common Stock, the Fair Market Value per share of Common Stock shall equal the per share offering price, without deductions for any compensation, discounts or expenses paid in connection with such offering.

               1.9 "Registration Rights Agreement" - shall refer to that certain Registration Rights Agreement dated as of May 28, 1992 by and among Company, and certain shareholders of Company, as amended pursuant to the Agreement.

               1.10 "Issuance Date" - The date of the original issuance of this Warrant.

               1.11 "Registrable Securities" - Subject to the conditions contained herein, the shares of Common Stock issued or issuable upon exercise of this Warrant.

               1.12 "Shareholders Agreement" - shall refer to that certain Stockholder's Agreement by and among Company and its stockholders dated May 28, 1992, as amended pursuant to the Agreement.

               1.13 "Subscription Form" - The form attached to this Warrant as Exhibit A.

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
               1.14 "Warrant" - This Warrant or any warrants delivered in substitution or exchange therefor as provided herein.

          2.   EXERCISE.

               2.1 TIME OF EXERCISE. This Warrant may be exercised at the office of Company in whole or in part at any time or from time to time, commencing on the Issuance Date and terminating on the later to occur of (i) the seventh (7th) anniversary of the Issuance Date or (ii) ten (10) days after receipt by Holder of certified audited financial statements of Company for the fiscal year ending December 31, 2003.

               2.2 MANNER OF EXERCISE. This Warrant is exercisable in whole or in part at the Exercise Price per share of Common Stock issuable hereunder payable in cash, or by cashier's check or wire transfer payable to the order of Company, or by cancellation of any then existing indebtedness owed by Company or any of its Subsidiaries including but not limited to New West Acquisition Corp. to the Holder or by use of Appreciation Currency, or any combination thereof, subject to adjustment as provided in Section 3 hereof. If Holder uses any indebtedness of Company or its Subsidiaries, Holder shall be entitled to utilize the full unpaid principal and interest amount regardless of whether such indebtedness has been discharged in bankruptcy or is otherwise uncollectible. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased hereunder (and any applicable transfer taxes) at Company's principal executive office in Houston, Texas, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. In the event that Holder elects to utilize Appreciation Currency, the number of shares of Common Stock to be issued shall be computed by multiplying the number of Warrants surrendered for issuance by a fraction the numerator of which is the difference between the Fair Market Value per share and the Exercise Price and the denominator of which is the Fair Market Value per share. The purchase rights represented by this Warrant are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock), during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

               2.3 DELIVERY OF STOCK CERTIFICATES. As soon as practicable, but not exceeding ten business days, after complete or partial exercise of this Warrant, Company, at its expense, shall cause to be issued in the name of the Holder and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock purchased hereunder or such other stock or securities or property or combination thereof, together with cash, in lieu of any fraction of a share of Common Stock, equal to such fraction of the then current fair market value of one full share of Common Stock to which the Holder shall be entitled upon such exercise, determined in accordance with
Section 3 hereof.

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
               2.4 RECORD DATE OF TRANSFER OF SHARES. Irrespective of the date of issuance and delivery of certificates for any Common Stock or securities issuable upon the exercise of this Warrant, each person (including a corporation) in whose name any such certificate is to be issued shall for all purposes be deemed to have become the holder of record of the Common Stock or other securities represented thereby immediately prior to the close of business on the date on which a duly executed Subscription Form containing notice of exercise of this Warrant and payment for the number of shares of Common Stock as to which this Warrant shall have been exercised shall have been delivered to Company.

               2.5 VESTING OF CERTAIN WARRANT SHARES. Subject to adjustment, as set forth hereinbelow, this Warrant shall be exercisable into up to 30,000 shares of Common Stock, up to 15,000 of which are initially exercisable. This Warrant may be exercised into up to 30,000 shares of Common Stock if, prior to December 31, 1998, Company has not sold its Common Stock to the public pursuant to an effective registration statement in which the net proceeds after payment of commissions and discounts were more than Ten Million Dollars ($10,000,000) ("IPO") and the per share offering price was at least Forty Dollars ($40.00) or the average price per share following such IPO for any ten (10) successive trading days prior to December 31, 1998, was at least Forty-Five Dollars ($45.00).

          3.   PROTECTION AGAINST DILUTION.

               3.1 ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If Company at any time or from time to time after the Issuance Date effects a subdivision of the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if Company at any time or from time to time after the Issuance Date combines the outstanding shares of Common Stock, the Exercise Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 3.1 shall become effective as of the date and time the subdivision or combination becomes effective.

               3.2 ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a Common Stock dividend or other distribution payable in Common Stock, then and in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (a) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (b) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed to reflect that such dividend was not fully paid or that such distribution was not fully made as of the close of

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
business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this Section 3.2 as of the time of actual payment of such dividends or distributions.

               3.3 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event Company at any time or from time to time after the Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of Company other than shares of Common Stock, then and in each such event provision shall be made so that the Holder shall receive upon exercise of this Warrant, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of Company which the Holder would have received had its Warrant been exercised into Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder of this Warrant.

               3.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
3), then and in any such event the Holder shall have the right thereafter, upon exercise of this Warrant to receive the kind and amount of stock and other securities and property receivable upon such reorganization or other change, in an amount equal to the amount that the Holder would have been entitled to had the Holder immediately prior to such recapitalization, reclassification or exchange exercised this Warrant, but only to the extent this Warrant is actually exercised, all subject to further adjustment as provided herein.

               3.5 REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALE OF ASSETS. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision, combination, recapitalization, reclassification or exchange of the Common Stock provided for elsewhere in this
Section 3) or merger or consolidation of Company with or into another entity, or the sale of all or substantially all of Company's properties and assets to any other person then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of Company, or of the successor entity resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and number of shares purchasable upon exercise of this Warrant) which shall be applicable after such events; provided, however, that any such adjustments shall be made so as to insure that the provisions of this Section 3 applicable after such events shall be as equivalent as may be practicable to the provisions of this Section 3 applicable before such events.

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
               3.6 ADJUSTMENT FOR ISSUANCE OR SALE OF COMMON STOCK AT LESS THAN FAIR MARKET VALUE.

                      (a) If at any time or from time to time Company issues or sells, or is deemed by the express provisions of this Section 3.6 to have issued or sold, Additional Shares, other than as a dividend or other distribution on any class of stock as provided in Section 3.2 above and other than upon a combination or subdivision of shares of Common Stock as provided in
Section 3.1 above, for an Effective Price less than Fair Market Value, then and in each such case the then existing Exercise Price shall be reduced, but not increased, as of the opening of business on the day of such issue or sale (or such deemed issue or sale), to a price computed by dividing: (i) the sum of (A) the number of shares of Common Stock outstanding, immediately prior to that issue or sale, multiplied by the Exercise Price in effect immediately before that issue or sale and (B) the consideration, if any, received by Company on that issue or sale; by (ii) the number of shares of Company's Common Stock outstanding immediately after that issue or sale.

                      (b)   For  the   purpose  of  making   any   adjustment
required under this Section 3.6, the consideration received by Company for any issue or sale of securities shall (i) to the extent it consists of cash, be computed at the aggregate sales price paid in cash; (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (iii) if Additional Shares, Convertible Securities or rights or options to purchase either Additional Shares or Convertible Securities are issued or sold together with other stock or securities or other assets of Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares, Convertible Securities or rights or options.

                      (c) For the purpose of the adjustment required under this Section 3.6, if Company issues or sells Convertible Securities or rights or options to purchase Additional Shares, then in each such case if the Effective Price of such Additional Shares shall be less than the Fair Market Value, Company shall be deemed to have issued at the time of issuance of such Convertible Securities, rights or options, the maximum number of Additional Shares (determined without regard to adjustment provisions similar to those contained in this Section 3) issuable upon conversion or exercise thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by Company for the issuance of such Convertible Securities, rights or options, plus, in the case of such rights or options, the minimum amount of consideration, if any, payable to Company upon the exercise of such rights or options, and, in the case of. Convertible Securities the minimum amount of consideration, if any, payable to Company upon conversion (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities). No further adjustment of the Exercise Price, adjusted upon the issuance of such Convertible Securities, rights or options, shall be made as a result of the actual issuance of Additional Shares upon exercise of such Convertible Securities, rights or options. For purposes of this Section 3.6(c), the date as of which the Exercise Price shall be computed shall be the earlier of the date upon which (i) Company shall enter into a firm contract for the issuance of such Convertible Securities, rights or options provided that such Convertible Securities, rights or options are actually issued or (ii) such Convertible Securities, rights or options, are actually issued.

                      (d) For the purpose of the adjustments required under this Section 3.6, if Company issues or sells any rights or options for the purchase of Convertible Securities, then in each such case if the Effective Price of the Additional Shares underlying such Convertible Securities is less than Fair Market Value, Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares (determined without regard to adjustment provisions similar to those contained in this Section 3) issuable upon conversion of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares an amount equal to the amount of consideration, if any, received by Company for the issuance of such rights or options, plus the minimum amount of consideration, if any, payable to Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon exercise of the conversion or purchase rights of such Convertible Securities. No further adjustment of the Exercise Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares upon exercise of the conversion or purchase rights of such Convertible Securities. For purposes of this Section 3.6(d), the date as of which the Exercise Price shall be computed shall be the earlier of the date upon which Company shall (i) enter into a firm contract for the issuance of such rights or other options, provided that such rights or other options are actually issued or (ii) issue such rights or other options.

                      (e) For the purpose of the calculation described in this Section 3.6, the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding: (A) the number of shares of Common Stock into which the then outstanding Convertible Securities could be converted if fully converted on the day next preceding the issue or sale of Additional Shares; (B) the number of shares of Common Stock issuable upon the exercise of warrants issued by Company on or prior to the Issuance Date or issued by Company subsequent to the Issuance Date pursuant to an obligation to do so arising under a written agreement entered into by Company prior to the Issuance Date; (C) the number of shares of Common Stock issuable upon exercise of stock options granted to employees but excluded from the definition of-Additional Shares contained herein or stock options issued to directors, provided that all such options are exercisable on the day next preceding the issue or sale of Additional Shares for which such calculation is made and provided further that their conversion price is more than 90% of the Effective Price of the sale of Additional Shares which causes an adjustment pursuant to Section 3.6; and (D) the number of shares of Common Stock which could be obtained through the exercise or conversion of rights, options and convertible securities on the day next preceding the issue or sale of Additional Shares at their then existing respective conversion price, provided that such shares of Common Stock prior thereto have been deemed Additional Shares and such rights, options and convertible securities are exercisable or convertible on the day next preceding the issue or sale of Additional Shares for which such calculation is made.

               3.7 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 3, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be adjusted to the nearest full share by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               3.8 OFFICER'S CERTIFICATE OF ADJUSTMENT. In any case of an adjustment or readjustment of the Exercise Price or the number of shares of Common Stock, or other securities issuable upon exercise of this Warrant, the Chief Financial Officer of Company shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to the Holder of this Warrant at the Holder's address as shown in Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (a) the consideration received or deemed to be received by Company for any Common Stock issued or sold or deemed to have been issued or sold; (b) the Exercise Price at the time in effect; (c) the number of Additional Shares; and (d) the type and amount, if any, of other property which at the time would be received upon exercise of this Warrant.

         4. REGISTRATION RIGHTS. The shares of Common Stock issued on exercise of this Warrant are subject to the terms and conditions of the Registration Rights Agreement.

          5.   TRANSFER OF WARRANT.

               5.1 RESTRICTIONS ON TRANSFER. This Warrant is subject to restrictions on transfer upon the conditions specified in (i) Article 6 of the Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act of 1933, as amended, and state securities laws and (ii) that certain Stockholders Agreement as amended by a Fourth Amendment to Stockholders Agreement. A copy of the Agreement and such Stockholders Agreement shall be furnished to the Holder upon written request made to Company at the address set forth in Section 8.2.

               5.2 TRANSFER. Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole but not in part, on the books of Company, maintained for such purpose at its principal office, by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant, the notice of assignment in the form of Exhibit B properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Each taker and the holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant shall be deemed negotiable and that, the Holder hereof may be treated by Company and all other persons dealing with this Warrant, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights

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
represented hereby, or to the transfer hereof on the books of Company, any notice to the contrary notwithstanding; but until such transfer on such books, Company may treat the Holder hereof as the owner for all purposes. Not withstanding the above, Holder shall have the right, but not the obligation, to sell to third parties participating interests in the Warrant; PROVIDED, HOWEVER, that Holder shall remain the sole record holder hereof, unless this Warrant and all rights hereunder have been transferred in accordance with the provisions set forth above.

               5.3 EXCHANGE. This Warrant is exchangeable at the office of Company referred to above for a Warrant or Warrants for the same aggregate number of shares of Common Stock issuable upon exercise hereof, each new Warrant to represent the right to purchase such number of shares of Common Stock as the Holder hereof shall designate at the time of such exchange.

          6. PAYMENT OF TAXES. All shares of Common Stock issuable upon exercise hereof, issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issuance and delivery of any certificate for the shares of Common Stock issued upon exercise of this Warrant in any name other than that of the Holder, and in such case Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to Company's satisfaction that no tax or other charge is due.

          7.   AFFIRMATIVE DUTIES OF COMPANY.

               7.1 RESERVATION OF COMMON STOCK. Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of this Warrant, such number of shares of Common Stock as shall be issuable upon the exercise hereof. Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid and nonassessable. No shareholder of Company has or shall have any preemptive rights to subscribe for the shares of Common Stock issued or issuable upon exercise of this Warrant that has not been waived.

               7.2 NO DILUTION OR IMPAIRMENT. Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times, in good faith, assist all such action as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment. Without limiting the generality of the foregoing, Company will take all such action as may be necessary or appropriate in order that Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

               7.3 LISTING ON EXCHANGE. If Company's initial public offering of Common Stock pursuant to a registration statement that was declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, shall occur during the period during which this Warrant may be exercised, then, as soon as practicable following such declaration of effectiveness, Company, at its own expense and in accordance with applicable law, shall list or file for authorization upon notice of issuance with any stock exchange or automated quotation system, as determined by Company's board of directors, and shall maintain and, when necessary, increase such listing or amend such filing for the shares of Common Stock issued or, to the extent permissible under any stock exchange's rules, issuable upon exercise of this Warrant for so long as any shares of Common Stock shall be so listed during the period in which this Warrant may be exercised.

          8.   NOTICES TO WARRANT HOLDERS.

               8.1 NOTICES TO BE GIVEN. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter or as having any rights whatsoever as a shareholder of Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following events shall occur:

                      (a) Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution;

                      (b) Company shall offer to the holders of its Common Stock any additional shares of capital stock of Company or securities convertible into or exchangeable for shares of capital stock of Company, or any option, right or warrant to subscribe therefor; or

                      (c) a dissolution, liquidation or winding up of Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then Company shall give written notice of such event to the Holder of this Warrant at least 15 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to receive such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice of any defect therein shall not affect the. validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

               8.2 NOTICES. Except as otherwise provided herein, any notice or demand which, by the provisions hereof, is required or which may be given to or served upon the parties hereto shall be in writing and, if by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if by personal delivery, shall be deemed to have

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
been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business day after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other addressees) as a party may designate for itself by like notice):

      If to Holder:

                          Marwit Capital Company, L.P.
                          180 Newport Center Drive, Suite 200
                          Newport Beach, California 92660
                          Attention:  Matthew Witte
                          Facsimile:  714/720-8077

      With copy to:

                          Arter & Hadden
                          5 Park Plaza, Suite 1000
                          Irvine, California 92614-9809
                          Attention:  Michael P. Ridley, Esq.
                          Facsimile:  714/833-9604

      If to Company:

                          Travis International, Inc.
                          3000 Weslayan, Suite 350
                          Houston, Texas 77027
                          Attention:  Kirby Attwell
                          Facsimile:  713/622-7477

      With a copy to:

                          Mayor, Day, Caldwell & Keeton
                          700 Louisiana, Suite 1900
                          Houston, Texas 77002-2778
                          Attention: B. Scott Aitken, Esq.
                          Facsimile: 713/225-7047

      9.    Miscellaneous.

            9.1 REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to Company, or (in the case of mutilation) upon surrender and cancellation of the mutilated Warrant, Company will execute and deliver, in lieu thereof, a new Warrant of like tenor.

            9.2 LAW GOVERNING. This Warrant is delivered in the State of California and shall for all purposes be construed and enforced in accordance with, and governed by, the internal laws of the State of California without giving effect to principles of conflict of laws. Company and Holder hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by Holder or Company, may, at the option of Company be litigated in courts having situs within the County of Orange in the State of California, and Company hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county.

            9.3 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties given by Company pursuant to the Agreement is true and correct in all material respects as of the date of this Warrant and such representations and warranties are hereby incorporated herein by this reference as though set forth in their entirety herein.

            9.4 SUCCESSORS. All of the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

            9.5 CHANGE, WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

            9.6 HEADINGS. The section headings in this Warrant are inserted for purposes of convenience only and shall have no substantive effect.

      IN WITNESS WHEREOF, Travis International, Inc. has caused this Warrant to be signed by its duly authorized officer and to be dated as of October 9TH, 1996.

                                         TRAVIS INTERNATIONAL, INC.
                                         a Delaware corporation

                                         By:__________________________________

                                         _____________________________________
                                         Its:  President

WITNESS:

______________________________